EXHIBIT 99.1

PRECISION OPTICS CORPORATION
22 EAST BROADWAY
GARDNER, MASSACHUSETTS 01440-3338
Telephone 978 / 630-1800
Telefax 978 / 630-1487

POC:24-0220

NEWS RELEASE

FOR IMMEDIATE RELEASE	Wednesday, May 12, 2004

PRECISION OPTICS CORPORATION ANNOUNCES
THIRD QUARTER RESULTS

GARDNER, Massachusetts - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the third quarter of fiscal year 2004 ended March 31, 2004.

Third Quarter Operating Results

Revenues – For the quarter ended March 31, 2004, revenues were $313,698 compared to $903,068 for the same period last year, a decrease of 65.3%.  Revenues in the quarter increased 38.3% from the preceding quarter ended December 31, 2003.

Net Loss – For the quarter ended March 31, 2004, net loss was $1,017,312, or $0.58 per share, up $600,599, or 144.1% from the net loss of $416,713, or $0.24 per share, for the same period last year.  The weighted average common shares outstanding were 1,752,053 during both periods.

Special Charges – Net loss for the quarter ended March 31, 2004 included a provision for restructuring of $52,208.

Nine Months Operating Results

Revenues – For the nine months ended March 31, 2004, revenues were $1,179,388 compared to $2,035,270 for the same period last year, a decrease of 42.1%.

Net Loss – For the nine months ended March 31, 2004, net loss was $2,672,551, or $1.53 per share compared to the net loss of $1,919,590, or $1.10 per share, for the nine months ended March 31, 2003.  The weighted average common shares outstanding were 1,752,053 during both periods.

Special Charges – Net loss for the nine months ended March 31, 2004 and 2003 included  provisions for restructuring of $52,208 and $53,131, respectively.

Cash Flow and Expenditures

For the quarter ended March 31, 2004, cash and cash equivalents decreased by approximately $781,000 compared to a decrease of approximately $1,024,000 for the previous quarter ended December 31, 2003. Cash disbursements during the quarter ended March 31, 2004 included approximately $52,000 paid for employee severance costs. Cash disbursements during the quarter ended December 31, 2003 included approximately $330,000 for certain annual payments occurring only during the second quarter each year, such as annual insurance premiums and costs associated with preparation of annual reports and shareholder proxy materials.

Capital equipment expenditures during the nine months ended March 31, 2004 were approximately $32,000, up 43% from the same period in 2003.  Future capital expenditures will depend on future sales and the success of ongoing research and development efforts.

For the quarter ended March 31, 2004, research and development expenses were approximately $380,000, up 50% from $253,000 for the quarter ended March 31, 2003.  Quarterly research and development expenses depend on the Company’s assessment of new product opportunities.

The Company is currently reviewing alternatives for raising additional funds through public or private equity financing.  There can be no assurance that such funds will be available on satisfactory terms, if at all.  Lack of necessary funds may require the Company to delay, scale back or eliminate some or all of its development efforts, or to discontinue operations entirely.

Customer Relationships

For the quarter and nine months ended March 31, 2004, the Company’s revenues and cash flow have been adversely affected by the loss of stereo endoscope business from a major customer, as previously reported.  The Company does, however, continue to derive repair revenues from this customer, and is continuing its development of a new generation of stereo endoscopes for their consideration. Additionally, revenues were adversely affected by customer delays in the introduction of a new system used in cardiac surgical applications which employs a specialty endoscope developed by the Company.  Despite these setbacks, the Company believes that these two customers could provide revenue opportunities this calendar year, though there can be no assurance they will provide such opportunities.

Also, the Company is in discussions with several customers regarding manufacturing of prototypes of advanced endoscopes incorporating ultra-small lenses, ranging in size from .5 mm to 1 mm, which include utilization of the Company’s patent-pending micro-precisionTM lens technology.  These initiatives encompass a variety of innovative techniques involving minimally invasive surgery.

Expense Reduction

As previously announced, the Company has taken additional measures to realign its cost structure with current revenue expectations.  In January 2004, the Company reduced its workforce by five full-time employees, a 15% reduction.  As a result of this action, the Company recorded a non-recurring pretax charge to earnings of $52,208 for employee severance benefits in the quarter ended March 31, 2004.  In addition, the Company is in the process of reviewing other expense areas to determine where additional reductions in discretionary spending can be achieved.

Outlook

The Company expects its recent pattern of quarter-to-quarter revenue fluctuations to continue, due to the uncertain timing of orders from customers and their size in relation to total revenues. The Company continues to move forward with new products and technical innovations, in particular, the development of a new generation (patent pending) of its world-class product line of 3-D endoscopes, the development of a new prototype 2.7 mm endoscope, and new instruments utilizing the Company’s new micro-precisionTM lens technology (patent pending) for endoscopes under 1 mm.

About Precision Optics

Precision Optics Corporation, a leading developer and manufacturer of advanced optical instruments since 1982, designs and produces high-quality optical thin film coatings, medical instruments, and other advanced optical systems.  The Company’s medical instrumentation line includes laparoscopes, arthroscopes and endocouplers and a world-class product line of 3-D endoscopes for use in minimally invasive surgical procedures.

The Company is currently developing specialty instruments incorporating its patent-pending LENSLOCKTM technology which ensures lower cost, easier repairability and enhanced durability as well as ultra-small instruments (some with lenses less than one millimeter in diameter) utilizing patent-pending micro-precisionTM lens technology. The Company is also exploring new initiatives in single-molecule technology and nanotechnology for biomedical and other applications.

Precision Optics Corporation is certified to the ISO 9001 Quality Standard, and complies with the FDA Good Manufacturing Practices and the European Union Medical Device Directive for CE Marking of its medical products.  The Company’s Internet Website is www.poci.com.

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED

March 31, 2004  AND  2003

(UNAUDITED)

	— THREE MONTHS —		—NINE MONTHS—
	2004	2003	2004	2003
REVENUES	$313,698	$903,068	$1,179,388	$2,035,270

COST OF GOODS SOLD	467,178	595,249	1,514,966	1,607,186

Gross Profit (Loss)	(153,480)	307,819	(335,578)	428,084

RESEARCH and DEVELOPMENT	379,518	253,449	980,694	902,642

SELLING, GENERAL and ADMINISTRATIVE EXPENSES	436,666	487,064	1,320,324	1,420,384

PROVISION FOR RESTRUCTURING	52,208	—	52,208	53,131

LOSS ON SALE OF ASSETS HELD FOR SALE	—	(870)	—	19,171

Total Operating Expenses	868,392	739,643	2,353,226	2,395,328

Operating Loss	(1,021,872)	(431,824)	(2,688,804)	(1,967,244)

INTEREST INCOME	4,560	15,318	16,302	54,423

INTEREST EXPENSE	—	(207)	(49)	(6,769)

Net Loss	$(1,017,312)	$(416,713)	$(2,672,551)	$(1,919,590)

Basic and Diluted Loss Per Share	$(0.58)	$(0.24)	$(1.53)	$(1.10)

Weighted Average Common Shares Outstanding	1,752,053	1,752,053	1,752,053	1,752,053

PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2004	June 30, 2003
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$945,650	$3,504,414
Accounts Receivable, Net	128,823	191,669
Inventories	1,156,180	1,257,288
Prepaid Expenses	157,452	91,213
Assets Held for Sale	—	152,550
Total Current Assets	2,388,105	5,197,134
PROPERTY AND EQUIPMENT	4,198,034	4,013,680
Less: Accumulated Depreciation	(3,860,852)	(3,723,350)
Net Property and Equipment	337,182	290,330
OTHER ASSETS	245,425	236,156
TOTAL ASSETS	$2,970,712	$5,723,620

LIABILITIES AND STOCKHOLDERS’ EQUITY

TOTAL CURRENT LIABILITIES	$455,215	$534,017

OTHER	$—	$1,555

STOCKHOLDERS’ EQUITY
Common Stock, $.01 par value-
Authorized — 20,000,000 shares
Issued and Outstanding – 1,752,053 shares at March 31, 2004 and June 30, 2003	17,521	17,521
Additional Paid-in Capital	27,770,175	27,770,175
Accumulated Deficit	(25,272,199)	(22,599,648)
Total Stockholders’ Equity	2,515,497	5,188,048

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,970,712	$5,723,620

Forward-looking statements contained in this news release, including those related to the Company’s products under development and revenue estimates, are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. These risks and uncertainties, many of which are not within the Company’s control, include, but are not limited to, the uncertainty and timing of the successful development of the Company’s new products; the risks associated with reliance on a few key customers; the Company’s ability to maintain compliance with requirements for continued listing on the NASDAQ SmallCap Market; the Company’s ability to attract and retain personnel with the necessary scientific and technical skills, the timing and completion of significant orders; the timing and amount of the Company’s research and development expenditures; the timing and level of market acceptance of customers’ products for which the Company supplies components; performance of the Company’s vendors; the ability of the Company to control costs associated with performance under fixed price contracts; and the continued availability to the Company of essential supplies, materials and services; and the other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003.

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